Exhibit 99.1

IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

)
IN RE ADTHEORENT HOLDING	)
COMPANY, INC.	)	C. A. No. 2023-_______
)

VERIFIED PETITION FOR RELIEF UNDER 8 DEL. C. § 205

Petitioner AdTheorent Holding Company, Inc. (“AdTheorent” or the “Company”) brings this petition (the “Petition”) for relief under Section 205 of the Delaware General Corporation Law (the “DGCL”):

NATURE OF THE ACTION

1.    The Company seeks to validate a Second Amended and Restated Certificate of Incorporation that it filed in Delaware on December 22, 2021 (the “Charter”), and to validate stock (and other securities convertible into or exercisable for stock) the Company issued in reliance on the Charter. Ex. A.

2.    The Company was initially a special purpose acquisition company (the “SPAC”) formed in 2020 (with the name MCAP Acquisition Corporation) for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. It adopted the Charter in connection with a business combination, which resulted in the Company becoming an operating digital advertising company that uses machine learning technology and privacy-forward solutions to deliver value for advertisers and marketers (the “Business

Combination”). The Charter amended the predecessor certificate of incorporation (the “Old Charter”) to, among other things, eliminate the Class B Common Stock, leaving only one class of Common Stock, and to increase the total number of shares of Common Stock authorized for issuance. Ex. B. Viewing its Class A Common Stock and Class B Common Stock as two series of the same class of stock, the Company (then under control of SPAC management) believed no class votes were required to adopt the Charter. The Charter, therefore, was adopted by the combined affirmative vote of a majority of the voting power of the Class A Common Stock and Class B Common Stock then outstanding, voting together as a single class, though voting records clearly indicate that a majority of the Class A Common Stock voted in favor of adopting the Charter.

3.    The Company’s belief that a separate vote of the Class A and Class B Common Stock was not required has been called into question by the opinion in Garfield v. Boxed, Inc.1 Applying Boxed to the Old Charter, it is possible that the Charter had to be approved by separate class votes of each of the Class A Common Stock and Class B Common Stock. Although a separate class vote of the Class A Common Stock was effectively obtained in connection with the approval of the Charter, the Company nevertheless needs to resolve any doubts about the validity of the Charter.

[1]	2022 WL 17959766 (Del. Ch. Dec. 27, 2022).

4.    The Company respectfully submits that relief under Section 205 is warranted. AdTheorent submits that recourse under Section 204 of the DGCL is not practicable because it could not be accomplished quickly enough to prevent potential irreparable harm to the Company and its stockholders. The Company must file its Form 10-K with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2023, and the Company may not be able to issue its audited financials to its stockholders so long as there remains a cloud over the number of authorized shares under its Charter.

5.    If the Company is unable to issue its financial statements, due to the cloud of uncertainty regarding the number of authorized shares under the Charter, and file the Form 10-K on or before March 16, 20232 or within the grace period provided by the rules and regulations of the SEC, the Company will fail to meet the reporting requirements applicable to it under Section 13(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which would impair certain stockholders from trading in the Company’s securities and would allow the SEC to suspend trading in the Company’s stock and/or revoke the Company’s registration under the 1934 Act. Accordingly, relief under Section 205 is the most timely and efficient, and perhaps only, recourse available to the Company and its investors.

[2]	The Company has previously announced to its investors that it intends to release its financial results on March 2, 2023 and had intended to file its Form 10-K on the same date.

6.    The Company also respectfully requests a prompt final hearing regarding this Petition. The Company is a new public company and these issues regarding the Charter come at a singularly inopportune time. The Company will not be able to sell securities until the validity cloud is removed from the Company’s common stock which denies the Company the ability to raise equity capital or engage in strategic transactions. In addition, if the Company is unable to timely meet its 1934 Act filing obligations, certain stockholders will not be able to sell their stock.

7.    The Company therefore brings this action pursuant to 8 Del. C. § 205, seeking this Court’s assistance in validating the Charter and the shares of Class A Common Stock issued thereunder.

BACKGROUND

8.    SPAC Formation. The Company was incorporated on November 12, 2020 as a SPAC by the filing of a certificate of incorporation (the “Original Charter”). The Original Charter was amended and restated by the “Old Charter” that was in effect at the time the Company sought stockholder approval of the current Charter at issue in this Petition. See Ex. B.

9.    Business Combination. The Company entered into the Business Combination with a third-party entity that owned the AdTheorent business operations (“Private AdTheorent”). The transaction structure was common for a so-called “de-SPAC.” The Company’s wholly-owned subsidiary was merged with and into Private AdTheorent, with the merger subsidiary surviving the merger as a wholly-owned subsidiary of the Company.

10.     Charter Amendments. At the same special meeting of Company stockholders called to approve the Business Combination, the Company’s stockholders were asked to approve a proposal to amend the Old Charter (the “Charter Amendment”), to among other things:

a.	Eliminate the Class B Common Stock Classification and provide for a single class of common stock.

b.

Increase the number of shares of stock that the Company was authorized to issue (the “Authorized Share Amendment”), which would increase the authorized capital stock of the company from 221,000,000 shares to 370,000,000 shares of capital stock, consisting of 350,000,000 shares of common stock and 20,000,000 shares of preferred stock.

11.     Voting Standard Disclosed to Stockholders. The proxy materials transmitted to Company stockholders to solicit their approval of the Business Combination and the Charter Amendment stated that the Charter Amendment required “the affirmative vote of a majority of the issued and outstanding shares of [SPAC]’s common stock cast by the stockholders represented in person (which would include presence at a virtual meeting) or represented by proxy at the Stockholders Meeting and entitled to vote thereon, voting as a single class.”3

[3]	Ex. C at 18

12.     Stockholder Adoption and Votes Obtained. The Company stockholders voted on these matters at a special meeting held on December 21, 2021. Consistent with the voting standard described in the Proxy Statement, the Charter Amendment was approved by a majority of the shares of Class A Common Stock and Class B Common Stock, voting together as single class. At the time of this stockholder vote, there were 31,625,000 shares of Class A Common Stock issued and outstanding and 7,906,250 shares of Class B Common Stock issued and outstanding. With the Class A Common Stock and Class B Common Stock, voting together as a single class, 27,593,062 of those shares were voted in favor of the Charter Amendment. Accordingly, at least 19,686,812 shares of Class A Common Stock voted in favor of the Charter Amendment (approximately 62% of the outstanding shares of Class A Common Stock).

13.     The Company responds to the Boxed ruling. The Company’s regular outside counsel reviewed the Boxed ruling, and the Company thereafter requested that counsel review the Charter in light of the Boxed ruling and advise on potential remedial actions. The Old Charter resembled the charter at issue in Boxed, at least with respect to the provisions relevant to whether the Old Charter established two classes of stock for purposes of Section 242(b)(2) of the DGCL.4

[4]

Section 4.1 of the Old Charter provided that “The total number of shares of all classes of capital stock . . . which the Corporation is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock . . . including (i) 200,000,000 shares of Class A Common Stock . . ., and (ii) 20,000,000 shares of Class B Common Stock . . ., and (b) 1,000,000 shares of preferred stock . . . .” Similar to Boxed, Section 4.1 of the Old Charter stands in contrast to Section 4.2, which expressly enables the Company to designate preferred stock in “one or more series.”

14.     Applying the Boxed decision, the Old Charter could be read to have designated the Class A Common Stock and Class B Common Stock as two separate classes. If that is the case, then the Charter Amendment required approval by the holders of Class A Common Stock, voting as a separate class. Accordingly, the Company is seeking the validation of the Charter to remedy any defect that might have resulted from the failure to disclose that a separate class vote of the Class A Common Stock was required, if that vote was required by Section 242(b)(2) of the DGCL.5

15.     Calculating the number of clearly valid shares. If the Charter did not validly increase the number of shares of Class A Common Stock authorized for

[5]

A class vote of the Class A Common Stock may have been required if the Charter is viewed as having renamed the Class A Common Stock as Common Stock, and increasing the authorized number of shares of that class from 100 million to 200 million. Perhaps more likely, a class vote was required by Section 242(b)(2) because the Charter reclassified the Class A Common Stock into Common Stock. A reclassification might be viewed as adversely affecting the rights, powers or preferences of the Class A Common Stock for purposes of Section 242(b)(2).

issuance, then (absent validation by this Court) the Company is limited to validly issuing only 200,000,000 shares of Class A Common Stock (the maximum number fixed in the Old Charter). To determine the number of shares that a corporation may issue on a given date, Section 161 of the DGCL requires the Company to deduct from its total number of authorized shares the number of shares that have already been issued and the number of shares that have been subscribed for or are otherwise committed to be issued. Applying that calculation, the Company currently has 87,620,866 shares outstanding.

CONSIDERATIONS WARRANTING EXPEDITED

RELIEF UNDER SECTION 205

16.     The Company is mindful that the Court has considered as a factor in granting relief under Section 205 whether a corporation can otherwise ratify an act using the “out of court” procedures in Section 204. The shares of Common Stock currently outstanding may be valid, and therefore the Company considered whether it could seek recourse using Section 204. However, the Company believes expedited relief under Section 205 is warranted here for several reasons:

17.     To obtain a stockholder vote pursuant to Section 204, the Company would need to issue a proxy statement soliciting proxies in favor of the Section 204 ratification, which would likely take no less than three (3) months. In addition, under Section 204, whether approved solely by the board of directors or by the stockholders as well, the Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the Charter. 8 Del. C. § 204(e)(3). The Company understands that processing times for certificates of validation can take as long as four (4) months, and that while a certificate of validation is being processed, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes, or make any other filings with the Delaware Secretary of State. During that time period, the Company would remain subject to the cloud over its Charter and likely would be unable to issue its financial statements and file its annual report on Form 10-K and its quarterly reports on Form 10-Q in a timely manner. If the Company is unable to issue its financial statements and file the Form 10-K on or before March 16, 2023 or within the grace period provided by SEC rules, the Company will fail to meet the reporting requirements applicable to it under Section 13(a) of the 1934 Act, which would impair certain stockholders from trading in the Company’s securities and would allow the SEC to suspend trading in the Company’s stock and/or revoke the Company’s registration under the 1934 Act.

18.     Further, a new referendum stockholder vote under Section 204 is unnecessary where, as here, the Company effectively obtained the Class A Common Stock vote.

19.     The Company and third parties have treated the Charter as valid. The Private AdTheorent stockholders relied on the validity of the Charter because it set forth the terms of the securities that they received as a result of the Business Combination. These terms included the headroom to authorize up to 350,000,000 shares of Common Stock. Since the Business Combination, the Company has issued 2,589,660 Restricted Stock Units, which are convertible into Common Stock. In addition, the Company has an Employee Stock Purchase Plan in place and a number of warrants outstanding, both of which rely on the underlying Common Stock shares validity. The Company and these security holders relied on the Charter, which authorized for issuance a sufficient number of shares of Common Stock to enable the Company to perform these transactions.

20.    The Company is not aware of any harm that will result from the validation of the Charter. On the contrary, the validation of the Charter will place the Company and its security holders in the position they have always thought they were. Indeed, unlike other SPACs, the Company never received a single demand letter complaining about the proper stockholder vote necessary to approve any components of the Business Combination before it closed or since.

21.    For all of these reasons, the Company respectfully requests the relief it seeks here pursuant to Section 205.

COUNT ONE

(Validation of the Amendment Under 8 Del. C. § 205)

22.    The Company repeats and reiterates the allegations above as if set forth fully herein.

23.    Because of the potential defects described above, there is uncertainty as to the validity of the Charter and the shares of capital stock and securities convertible into or exercisable for capital stock thereunder, each of which is a potentially defective corporate act.

24.    This Court has the authority under Section 205(a)(4) to determine the validity of any corporate act, which includes the filing and effectiveness of the Charter.

25.    The Company effected the Charter with a good faith belief that it was validly approved by the stockholders of the Company.

26.    The Company has treated the Charter as valid, and has, among other things, issued securities in reliance thereon.

27.    On information and belief, following the public disclosure of the voting results of the special meeting called to approve the Business Combination and the filing of the Charter, market participants and other third parties, including purchasers of shares of Common Stock and other securityholders, have relied on the validity of the Charter, and no persons would be harmed by the validation thereof.

28.    The Company and its stockholders will be irreparably harmed absent relief from this Court.

29.    The Company has no adequate remedy at law.

COUNT TWO

(Validation of Issuances of Securities Under 8 Del. C. § 205)

30.    The Company repeats and reiterates the allegations above as if set forth fully herein.

31.    Because of the potential defects described above, there is uncertainty as to the validity of the Charter and the shares of capital stock and securities convertible into or exercisable for capital stock thereunder, each of which is a potentially defective corporate act.

32.    This Court has the authority under Section 205(a)(4) to determine the validity of any “stock, rights or options to acquire stock.”

33.    As stated above, the Company has treated the Charter as valid, and has issued securities in reliance thereon.

34.    On information and belief, purchasers and recipients of the securities relied on the validity of such securities, and no persons would be harmed by the validation of the issuances thereof.

35.    The Company and its stockholders will be irreparably harmed absent relief from this Court.

36.    The Company has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter a proposed Final Order Granting Relief Under 8 Del. C. § 205 in the form attached hereto:

A.

Validating and declaring effective the Charter, retroactive to the date of its filing with the Office of the Secretary of State of the State of Delaware on December 22, 2021, and all amendments effected thereby;

B.	Validating and declaring effective the securities (and the issuance of the securities) described herein and any other securities issued in reliance on the validity of the Charter; and

C.	Granting such other and further relief as this Court deems proper.

MCDERMOTT WILL & EMERY LLP

/s/ Ethan H. Townsend
Ethan H. Townsend (#5813)
Alexander T. Dickinson (#6780)
The Nemours Building
1007 North Orange Street, 10th Floor
Wilmington, DE 19801
Tel.: (302) 485-3910
ehtownsend@mwe.com
adickinson@mwe.com

Dated: February 21, 2023	Attorneys for AdTheorent Holding Company, Inc.

14